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                                           EXHIBIT 11.1
                                     RICHFOOD HOLDINGS, INC.
                           COMPUTATION OF NET EARNINGS PER COMMON SHARE
                       (Dollar amounts in thousands, except per share data)
                                                                       Second Quarter Ended
                                                                  -------------------------------
                                                                   October 18,        October 12,
                                                                      1997               1996
                                                                  ------------       ------------
NET EARNINGS:

Net earnings                                                      $     15,010       $     12,572
                                                                  ============       ============



PRIMARY EARNINGS PER COMMON SHARE:

Weighted average number of
     common shares outstanding                                      47,505,909         47,283,785

Net additional common shares
     issuable upon exercise of dilutive
     options, determined by
     treasury stock method                                             378,775            575,087
                                                                  ------------       ------------

Common shares and equivalents                                       47,884,684         47,858,872
                                                                  ============       ============

Net earnings per common share (a)                                 $       0.31       $       0.26
                                                                  ============       ============


FULLY DILUTED EARNINGS PER COMMON SHARE:

Common shares and equivalents                                       47,884,684         47,858,872

Net additional common shares
     issuable upon exercise of dilutive
     options, determined by
     treasury stock method
     using quarter-end market price,
     if higher than average price                                       52,375                  -
                                                                  ------------       ------------

Common shares and equivalents (b)                                   47,937,059         47,858,872
                                                                  ============       ============

Net earnings per common share (a)                                 $       0.31       $       0.26
                                                                  ============       ============


NOTE:        (a)  Dilution is less than 3%.
             (b)  The Company does not have any other potentially dilutive securities.
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                                           EXHIBIT 11.1
                                     RICHFOOD HOLDINGS, INC.
                           COMPUTATION OF NET EARNINGS PER COMMON SHARE
                       (Dollar amounts in thousands, except per share data)

                                                                           Year-to-Date
                                                                  -------------------------------
                                                                   October 18,        October 12,
                                                                      1997               1996
                                                                  ------------       ------------

NET EARNINGS:

Net earnings                                                      $     29,516       $     25,017
                                                                  ============       ============


PRIMARY EARNINGS PER COMMON SHARE:

Weighted average number of
     common shares outstanding                                      47,470,114         47,223,435

Net additional common shares
     issuable upon exercise of dilutive
     options, determined by
     treasury stock method                                             368,950            554,994
                                                                  ------------       ------------

Common shares and equivalents                                       47,839,064         47,778,429
                                                                  ============       ============

Net earnings per common share (a)                                 $       0.62       $       0.52
                                                                  ============       ============


FULLY DILUTED EARNINGS PER COMMON SHARE:

Common shares and equivalents                                       47,839,064         47,778,429

Net additional common shares
     issuable upon exercise of dilutive
     options, determined by
     treasury stock method
     using quarter-end market price,
     if higher than average price                                       62,652              3,620
                                                                  ------------       ------------

Common shares and equivalents (b)                                   47,901,716         47,782,049
                                                                  ============       ============

Net earnings per common share (a)                                 $       0.62       $       0.52
                                                                  ============       ============


NOTE:        (a)  Dilution is less than 3%.
             (b)  The Company does not have any other potentially dilutive securities.

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